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                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT


Subsidiaries                                       State of Organization
------------                                       ---------------------

Bank of Powhatan, N.A.                                   Virginia


        Main Street Mortgage                             Virginia
        and Investment
        Corporation